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                                                                    EXHIBIT 23.4



                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.
                   -----------------------------------------


     We hereby consent to the use of the name H. J. Gruy and Associates, Inc. and references to H. J. Gruy and Associates, Inc. and to inclusion of and references to our two reports, or information contained herein, both dated March 10, 2000, prepared for Stocker Resources, Inc. in the Registration Statement on Form S-3 of Plains Resources Inc. for the filing dated March 31, 2000.


                              H. J. GRUY AND ASSOCIATES, INC.


                              By:   /s/ Marilyn Wilson
                                 ------------------------------------
                              Marilyn Wilson, PE
                              President and Chief Operating Officer


Houston, Texas
March 29, 2000